Exhibit 99.1
BRINKER INTERNATIONAL REPORTS FOURTH QUARTER OF FISCAL 2024 RESULTS AND PROVIDES FISCAL 2025 GUIDANCE
DALLAS (August 14, 2024) – Brinker International, Inc. (NYSE: EAT) today announced financial results for the fourth quarter ended June 26, 2024, and provided financial guidance for fiscal 2025.
Fourth Quarter Fiscal 2024 Financial Highlights
Company sales were $1,196.5 million in the fourth quarter of fiscal 2024 compared to $1,064.8 million in the fourth quarter of fiscal 2023. Comparable restaurant sales increased 13.5%, with an increase in comparable restaurant sales of 14.8% for Chili’s and 2.5% for Maggiano’s. The comparable restaurant sales increase at Chili’s was primarily due to increased menu pricing and higher traffic. The launch of the “Big Smasher” burger and the strength of Chili’s advertising highlighting value drove traffic during the fourth quarter. Additionally, the Chili’s traffic increase of 5.9% includes a negative impact of approximately 2.3% from our strategic decision to de-emphasize virtual brands. Higher Company sales resulted in operating income margin increasing to 6.1% and restaurant operating margin (non-GAAP) increasing to 15.2% for the fourth quarter. The Company continued to invest in the business during the fourth quarter, increasing restaurant staffing and repairs and maintenance expense. Additionally, our strong business performance significantly exceeded planned targets for the annual and long-term performance-based compensation plans resulting in a $13.2 million increase in General and administrative expenses for the quarter.
Diluted net income per share was $1.24 in the fourth quarter of fiscal 2024, compared to $1.19 in the fourth quarter of fiscal 2023. Diluted net income per share, excluding special items (non-GAAP), was $1.61 in the fourth quarter of fiscal 2024, compared to $1.39 in the fourth quarter of fiscal 2023.
The Company ended fiscal 2024 with no outstanding borrowings on its $900.0 million revolving credit facility and $64.6 million of cash on hand.
“We achieved another quarter of solid progress against our strategy to deliver profitable, sustainable growth. We significantly outperformed the industry in both sales and traffic during the quarter, while maintaining record high guest metrics,” said Kevin Hochman, Chief Executive Officer and President of Brinker International. “With significantly increased traffic at Chili’s and many guests trying Chili’s for the first time, we quickly accelerated investments in labor and the facilities to ensure a great experience.”
Fourth Quarter Financial Results

	Fourth Quarter			Fiscal Year
	2024	2023	Variance	2024	2023	Variance
Company sales	$1,196.5	$1,064.8	$131.7	$4,371.1	$4,093.2	$277.9
Total revenues	$1,208.2	$1,075.5	$132.7	$4,415.1	$4,133.2	$281.9

Operating income	$73.1	$59.3	$13.8	$229.6	$144.4	$85.2
Operating income as a % of Total revenues	6.1%	5.5%	0.6%	5.2%	3.5%	1.7%
Restaurant operating margin, non-GAAP(1)	$182.1	$142.6	$39.5	$583.3	$460.1	$123.2
Restaurant operating margin as a % of Company sales, non-GAAP(1)	15.2%	13.4%	1.8%	13.3%	11.2%	2.1%
Net income	$57.3	$54.2	$3.1	$155.3	$102.6	$52.7
Adjusted EBITDA, non-GAAP(1)	$141.8	$114.5	$27.3	$443.6	$345.6	$98.0

Net income per diluted share	$1.24	$1.19	$0.05	$3.40	$2.28	$1.12
Net income per diluted share, excluding special items, non-GAAP(1)	$1.61	$1.39	$0.22	$4.10	$2.83	$1.27

Comparable Restaurant Sales(2)

	Q4:24 vs 23	FY:24 vs 23
Brinker	13.5%	7.0%
Chili’s	14.8%	7.4%
Maggiano’s	2.5%	3.5%
(1)See Non-GAAP Information and Reconciliations section below for more details.
(2)Comparable Restaurant Sales include restaurants that have been in operation for more than 18 full months. Restaurants temporarily closed for 14 days or more are excluded from comparable restaurant sales. Percentage amounts are calculated based on the comparable periods year-over-year.
Full Year Fiscal 2025 Guidance
We are providing the following guidance for fiscal 2025 based on our current outlook:
•Total revenues are expected to be in the range of $4.55 billion - $4.62 billion;
•Net income per diluted share, excluding special items, non-GAAP, is expected to be in the range of $4.35 - $4.75;
•Weighted average shares are expected to be in the range of 45 million - 47 million; and
•Capital expenditures are expected to be in the range of $195 million - $215 million.
The potential for changes in macroeconomic conditions, among other risks, could cause actual results to differ materially from those projected. We are unable to reliably forecast special items without unreasonable effort. As such, we do not present a reconciliation of forecasted non-GAAP measures to the corresponding GAAP measures.

Fourth Quarter of Fiscal 2024 Operating Performance
Segment Performance
The table below presents selected financial information (in millions, except as noted) related to our segments’ operational performance for the thirteen week periods ended June 26, 2024 and June 28, 2023:

	Chili’s			Maggiano’s
	Fourth Quarter		Variance	Fourth Quarter		Variance
	2024	2023		2024	2023
Company sales	$1,072.9	$943.6	$129.3	$123.6	$121.2	$2.4
Franchise revenues	11.5	10.5	1.0	0.2	0.2	—
Total revenues	$1,084.4	$954.1	$130.3	$123.8	$121.4	$2.4

Company restaurant expenses(1)	$910.5	$821.7	$88.8	$103.8	$100.2	$3.6
Company restaurant expenses as a % of Company sales	84.9%	87.1%	(2.2)%	84.0%	82.7%	1.3%

Operating income	$106.1	$76.0	$30.1	$13.4	$16.0	$(2.6)
Operating income as a % of Total revenues	9.8%	8.0%	1.8%	10.8%	13.2%	(2.4)%

Restaurant operating margin, non-GAAP(2)	$162.4	$121.9	$40.5	$19.8	$21.0	$(1.2)
Restaurant operating margin as a % of Company sales, non-GAAP(2)	15.1%	12.9%	2.2%	16.0%	17.3%	(1.3)%
(1)Company restaurant expenses includes Food and beverage costs, Restaurant labor and Restaurant expenses, and excludes Depreciation and amortization, General and administrative and Other (gains) and charges.
(2)See Non-GAAP Information and Reconciliations section below for more details.
Chili’s
•Chili’s Company sales increased primarily due to favorable comparable restaurant sales driven by increased menu pricing, higher traffic, and favorable menu item mix.
•Chili’s Company restaurant expenses, as a percentage of Company sales, decreased primarily due to sales leverage, partially offset by higher hourly labor, repairs and maintenance, advertising, and manager salaries and bonus expense.
•Chili’s franchisees generated sales of $230.1 million for the fourth quarter of fiscal 2024 compared to $227.0 million for the fourth quarter of fiscal 2023.
Maggiano’s
•Maggiano’s Company sales increased primarily due to favorable comparable restaurant sales driven by increased menu pricing and favorable menu item mix, partially offset by lower traffic.
•Maggiano’s Company restaurant expenses, as a percentage of Company sales, increased slightly, primarily due to higher repairs and maintenance and advertising, partially offset by sales leverage.

Corporate
•On a GAAP basis, the effective income tax rate was 1.2% in the fourth quarter of fiscal 2024. The effective income tax rate is lower than the statutory rate of 21.0% due primarily to leverage of the FICA tip credit. Excluding the impact of special items, the effective income tax rate was an expense of 9.0% in the fourth quarter of fiscal 2024.
Webcast Information
Investors and interested parties are invited to listen to today’s conference call, as management will provide further details of the quarter and business updates. The call will be broadcast live on Brinker’s website today, August 14, 2024 at 9 a.m. CDT:
https://investors.brinker.com/events/event-details/q4-2024-brinker-international-earnings-conference-call
For those who are unable to listen to the live broadcast, a replay of the call will be available shortly thereafter and will remain on Brinker’s website until at least the end of the day August 14, 2025.
Additional financial information, including statements of income which detail operations excluding special items, and comparable restaurant sales trends by brand, is also available on Brinker’s website under the Financial Information and Events & Presentations sections of the Investor tab.
Forward Calendar
•SEC Form 10-K for the year of fiscal 2024 filing on or before August 26, 2024
•Earnings release call for the first quarter of fiscal 2025 on October 30, 2025
Non-GAAP Measures
Brinker management uses certain non-GAAP measures in analyzing operating performance and believes that the presentation of these measures in this release provides investors with information that is beneficial to gaining an understanding of the Company’s financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in the tables below.
About Brinker
Brinker International, Inc. is one of the world’s leading casual dining restaurant companies and home of Chili’s® Grill & Bar and Maggiano’s Little Italy.® Founded in 1975 in Dallas, Texas, we’ve ventured far from home, but stayed true to our roots. Brinker owns, operates or franchises more than 1,600 restaurants in the United States and 27 other countries and two U.S. territories. Our passion is making everyone feel special, and we hope you feel that passion each time you visit one of our restaurants or invite us into your home through takeout or delivery. Learn more about Brinker and its brands at brinker.com.
Forward-Looking Statements
The statements and tables contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only based on our current plans and expectations as of the date such statements are made, and we undertake no obligation to update forward-looking statements to reflect events or circumstances arising after the date such statements are made. Forward-looking statements are neither predictions nor guarantees of future events or performance and are subject to risks and uncertainties which could cause actual results to differ materially from our historical results or from those projected in forward-looking statements. Such risks and uncertainties include, among other things, the impact of general economic conditions, including inflation, on economic activity and on our operations; disruptions on our business including consumer demand, costs, product mix, our strategic initiatives, our partners’ supply chains, operations, technology and assets, and our financial performance; the impact of competition; changes in consumer preferences; consumer perception of food safety; reduced consumer discretionary spending; unfavorable publicity; governmental regulations; the Company's ability to meet its business strategy plan; loss of key management personnel; failure to hire and retain high-quality restaurant management and team members; increasing regulation surrounding wage inflation and competitive labor markets; the impact of social media or other unfavorable publicity; reliance on technology and third party delivery providers; failure to protect the security of data of our guests and team members; product availability and supply chain disruptions; regional business and economic conditions; volatility in consumer, commodity, transportation, labor, currency and capital markets; litigation; franchisee success; technology failures; failure to protect our intellectual property; outsourcing; impairment of goodwill or assets; failure to maintain effective internal control over financial reporting; downgrades in credit ratings; changes in estimates regarding our assets; actions of activist shareholders; failure to comply with new environmental, social and governance (“ESG”) requirements; failure to achieve any goals, targets or objectives with respect to ESG matters; adverse weather conditions; terrorist acts; health epidemics or pandemics; tax reform; inadequate insurance coverage and limitations imposed by our credit agreements as well as the risks and uncertainties described in “Risk Factors” in our Annual Report on Form 10-K and future filings with the Securities and Exchange Commission.

BRINKER INTERNATIONAL, INC.
Consolidated Statements of Comprehensive Income (Unaudited)
(In millions, except per share amounts)

	Thirteen Week Periods Ended		Fifty-Two Week Periods Ended
	June 26, 2024	June 28, 2023	June 26, 2024	June 28, 2023
Revenues
Company sales	$1,196.5	$1,064.8	$4,371.1	$4,093.2
Franchise revenues	11.7	10.7	44.0	40.0
Total revenues	1,208.2	1,075.5	4,415.1	4,133.2
Operating costs and expenses
Food and beverage costs	297.9	279.9	1,107.6	1,146.3
Restaurant labor	392.5	362.9	1,467.3	1,389.3
Restaurant expenses	324.0	279.4	1,212.9	1,097.5
Depreciation and amortization	45.0	42.3	170.8	168.5
General and administrative	52.0	38.8	183.7	154.5
Other (gains) and charges(1)	23.7	12.9	43.2	32.7
Total operating costs and expenses	1,135.1	1,016.2	4,185.5	3,988.8
Operating income	73.1	59.3	229.6	144.4
Interest expenses	15.1	14.5	65.0	54.9
Other income, net	—	—	(0.3)	(1.3)
Income before income taxes	58.0	44.8	164.9	90.8
Provision (benefit) for income taxes	0.7	(9.4)	9.6	(11.8)
Net income	$57.3	$54.2	$155.3	$102.6

Basic net income per share	$1.28	$1.22	$3.49	$2.33

Diluted net income per share	$1.24	$1.19	$3.40	$2.28

Basic weighted average shares outstanding	44.7	44.3	44.4	44.1

Diluted weighted average shares outstanding	46.3	45.3	45.7	45.0

Other comprehensive income (loss)
Foreign currency translation adjustment	$(0.1)	$0.1	$(0.3)	$(0.7)
Comprehensive income	$57.2	$54.3	$155.0	$101.9

(1)Other (gains) and charges included in the Consolidated Statements of Comprehensive Income (Unaudited) included (in millions):

	Thirteen Week Periods Ended		Fifty-Two Week Periods Ended
	June 26, 2024	June 28, 2023	June 26, 2024	June 28, 2023
Enterprise system implementation costs	$6.6	$1.4	$14.0	$4.7
Restaurant level impairment charges	12.3	12.1	12.3	12.1
Restaurant closure asset write-offs and charges	5.3	1.7	10.1	8.3
Litigation & claims, net	1.4	1.3	6.6	2.5
Lease contingencies	—	—	0.8	2.0
Severance	—	(0.2)	0.5	3.7
Remodel-related asset write-offs	0.1	—	0.5	1.1
Gain on sale of assets, net	(2.7)	(3.7)	(2.7)	(3.7)
Other	0.7	0.3	1.1	2.0
Total other (gains) and charges	$23.7	$12.9	$43.2	$32.7

BRINKER INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	June 26, 2024	June 28, 2023
ASSETS
Total current assets	$234.1	$183.3
Net property and equipment	879.7	808.3
Operating lease assets	1,095.2	1,134.9
Deferred income taxes, net	113.9	93.4
Other assets	270.2	267.1
Total assets	$2,593.1	$2,487.0
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Total current liabilities	$622.3	$535.9
Long-term debt and finance leases, less current installments	786.3	912.2
Long-term operating lease liabilities, less current portion	1,084.5	1,125.8
Other liabilities	60.6	57.4
Total shareholders’ equity (deficit)	39.4	(144.3)
Total liabilities and shareholders' equity (deficit)	$2,593.1	$2,487.0

BRINKER INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Fifty-Two Week Periods Ended
	June 26, 2024	June 28, 2023
Cash flows from operating activities
Net income	$155.3	$102.6
Adjustments to reconcile Net income to Net cash provided by operating activities:
Depreciation and amortization	170.8	168.5
Deferred income taxes, net	(20.6)	(30.9)
Stock-based compensation	25.9	14.4
Non-cash other (gains) and charges	28.7	24.0
Net loss on disposal of assets	3.5	2.7
Other	2.8	1.8
Changes in assets and liabilities	55.5	(26.8)
Net cash provided by operating activities	421.9	256.3
Cash flows from investing activities
Payments for property and equipment	(198.9)	(184.9)
Proceeds from note receivable	1.3	4.5
Proceeds from sale of assets	4.7	5.5
Insurance recoveries	0.7	0.7
Net cash used in investing activities	(192.2)	(174.2)
Cash flows from financing activities
Borrowings on revolving credit facility	389.0	765.0
Payments on revolving credit facility	(550.3)	(875.0)
Proceeds from issuance of long-term debt	—	350.0
Payments on long-term debt	(20.1)	(322.1)
Purchases of treasury stock	(25.8)	(5.0)
Proceeds from issuance of treasury stock	27.9	12.5
Payments for debt issuance costs	(0.7)	(5.3)
Payments of dividends	(0.2)	(0.6)
Net cash used in financing activities	(180.2)	(80.5)
Net change in cash and cash equivalents	49.5	1.6
Cash and cash equivalents at beginning of period	15.1	13.5
Cash and cash equivalents at end of period	$64.6	$15.1

BRINKER INTERNATIONAL, INC.
Restaurant Summary

			Fiscal 2024 New Openings
	Restaurants Open at June 26, 2024	Restaurants Open at June 28, 2023	Fourth Quarter Openings	Fiscal Year Openings
Company-owned restaurants
Chili’s domestic	1,117	1,130	2	9
Chili’s international	4	5	—	—
Maggiano’s domestic	50	50	—	—
Total Company-owned	1,171	1,185	2	9
Franchise restaurants
Chili’s domestic	97	101	—	—
Chili’s international	344	369	4	20
Maggiano’s domestic	2	2	—	—
Total franchise	443	472	4	20
Total Company-owned and franchise
Chili’s domestic	1,214	1,231	2	9
Chili’s international	348	374	4	20
Maggiano’s domestic	52	52	—	—
Total	1,614	1,657	6	29
NON-GAAP INFORMATION AND RECONCILIATIONS
Comparable Restaurant Sales
Q4 24 and Q4 23

	Comparable Restaurant Sales(1)		Price Impact		Mix-Shift(2)		Traffic
	Q4:24 vs 23	Q4:23 vs 22	Q4:24 vs 23	Q4:23 vs 22	Q4:24 vs 23	Q4:23 vs 22	Q4:24 vs 23	Q4:23 vs 22
Company-owned	13.5%	6.6%	8.2%	9.4%	0.9%	4.1%	4.4%	(6.9)%
Chili’s	14.8%	6.3%	8.1%	9.4%	0.8%	4.6%	5.9%	(7.7)%
Maggiano’s	2.5%	9.1%	9.2%	9.5%	2.2%	(0.2)%	(8.9)%	(0.2)%
Franchise(3)	4.1%	4.8%
U.S.	10.3%	2.9%
International	0.5%	5.9%
Chili’s domestic(4)	14.5%	6.0%
System-wide(5)	11.9%	6.3%

FY24 and FY23

	Comparable Restaurant Sales(1)		Price Impact		Mix-Shift(2)		Traffic
	FY:24 vs 23	FY:23 vs 22	FY:24 vs 23	FY:23 vs 22	FY:24 vs 23	FY:23 vs 22	FY:24 vs 23	FY:23 vs 22
Company-owned	7.0%	8.1%	7.6%	9.0%	0.6%	4.4%	(1.2)%	(5.3)%
Chili’s	7.4%	7.0%	7.4%	9.2%	0.6%	4.7%	(0.6)%	(6.9)%
Maggiano’s	3.5%	17.3%	9.4%	7.9%	0.6%	2.8%	(6.5)%	6.6%
Franchise(3)	1.2%	9.6%
U.S.	7.1%	3.3%
International	(2.0)%	13.3%
Chili’s domestic(4)	7.4%	6.5%
System-wide(5)	6.1%	8.4%
(1)Comparable Restaurant Sales include all restaurants that have been in operation for more than 18 full months. Restaurants temporarily closed 14 days or more are excluded from Comparable Restaurant Sales. Percentage amounts are calculated based on the comparable periods year-over-year.
(2)Mix-Shift is calculated as the year-over-year percentage change in Company sales resulting from the change in menu items ordered by guests.
(3)Franchise sales generated by franchisees are not included in Total revenues in the Consolidated Statements of Comprehensive Income (Unaudited); however, we generate royalty revenues and advertising fees based on franchisee revenues, where applicable. We believe presenting Franchise Comparable Restaurant Sales provides investors relevant information regarding total brand performance.
(4)Chili’s domestic Comparable Restaurant Sales percentages are derived from sales generated by Company-owned and franchise-operated Chili’s restaurants in the United States.
(5)System-wide Comparable Restaurant Sales are derived from sales generated by Chili’s and Maggiano’s Company-owned and franchise-operated restaurants.
Reconciliation of Net Income Excluding Special Items (in millions, except per share amounts)
Brinker believes excluding special items from its financial results provides investors with a clearer perspective of the Company’s ongoing operating performance and a more relevant comparison to prior period results.

	Fourth Quarter				Fiscal Year
	Q4 24	EPS Q4 24	Q4 23	EPS Q4 23	FY 24	EPS FY 24	FY 23	EPS FY 23
Net income, GAAP	$57.3	$1.24	$54.2	$1.19	$155.3	$3.40	$102.6	$2.28
Special items - Other (gains) and charges(1)	23.7	0.51	12.9	0.28	43.2	0.95	32.7	0.73
Special items - Depreciation	—	—	0.1	—	0.0	—	0.4	—
Income tax effect related to special items(2)	(5.9)	(0.12)	(3.2)	(0.06)	(10.8)	(0.24)	(8.2)	(0.18)
Special items, net of taxes	17.8	0.39	9.8	0.22	32.4	0.71	24.9	0.55
Adjustment for special tax items	(0.7)	(0.02)	(0.9)	(0.02)	(0.2)	(0.01)	(0.1)	—
Net income, excluding special items, non-GAAP	$74.4	$1.61	$63.1	$1.39	$187.5	$4.10	$127.4	$2.83
(1)See footnote (1) to the Consolidated Statements of Comprehensive Income (Unaudited) for additional details on the composition of Other (gains) and charges.
(2)Income tax effect related to special items is based on the statutory tax rate in effect at the end of each period.

Reconciliation of Restaurant Operating Margin (in millions, except percentages)
Q4 24

	Chili’s		Maggiano’s		Brinker
	Q4 24	Q4 23	Q4 24	Q4 23	Q4 24	Q4 23
Operating income, GAAP	$106.1	$76.0	$13.4	$16.0	$73.1	$59.3
Operating income as a % of Total revenues	9.8%	8.0%	10.8%	13.2%	6.1%	5.5%

Operating income, GAAP	$106.1	$76.0	$13.4	$16.0	$73.1	$59.3
Less: Franchise revenues	(11.5)	(10.5)	(0.2)	(0.2)	(11.7)	(10.7)
Plus: Depreciation and amortization	39.4	36.6	3.3	3.2	45.0	42.3
General and administrative	11.8	8.7	3.3	1.8	52.0	38.8
Other (gains) and charges	16.6	11.1	0.0	0.2	23.7	12.9
Restaurant operating margin, non-GAAP	$162.4	$121.9	$19.8	$21.0	$182.1	$142.6
Restaurant operating margin as a % of Company sales, non-GAAP	15.1%	12.9%	16.0%	17.3%	15.2%	13.4%
Fiscal 2024

	Chili’s		Maggiano’s		Brinker
	FY24	FY23	FY24	FY23	FY24	FY23
Operating income, GAAP	$329.0	$221.9	$57.5	$54.1	$229.6	$144.4
Operating income as a % of Total revenues	8.4%	6.1%	11.6%	11.1%	5.2%	3.5%

Operating income, GAAP	$329.0	$221.9	$57.5	$54.1	$229.6	$144.4
Less: Franchise revenues	(43.3)	(39.4)	(0.7)	(0.6)	(44.0)	(40.0)
Plus: Depreciation and amortization	147.7	145.3	13.1	13.0	170.8	168.5
General and administrative	42.8	35.5	10.2	7.8	183.7	154.5
Other (gains) and charges	26.9	22.0	0.6	1.4	43.2	32.7
Restaurant operating margin, non-GAAP	$503.1	$385.3	$80.7	$75.7	$583.3	$460.1
Restaurant operating margin as a % of Company sales, non-GAAP	13.0%	10.7%	16.3%	15.6%	13.3%	11.2%
Restaurant operating margin is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative to operating income as an indicator of financial performance. Restaurant operating margin is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations. This non-GAAP measure is not indicative of overall Company performance and profitability because this measure does not directly accrue benefit to the shareholders due to the nature of costs excluded.
We define Restaurant operating margin as Company sales less Food and beverage costs, Restaurant labor and Restaurant expenses. We believe this metric provides a more useful comparison between periods and enables investors to focus on the performance of restaurant-level operations by excluding revenues not related to food and beverage sales at Company-owned restaurants, corporate General and administrative expenses, Depreciation and amortization, and Other (gains) and charges. Restaurant operating margin as presented may not be comparable to other similarly titled measures of other companies in our industry.

Reconciliation of Adjusted EBITDA (in millions)
Adjusted EBITDA is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative to net income as an indicator of financial performance. Brinker believes presenting Adjusted EBITDA provides a useful measure of our operating performance, excluding the impacts of financing costs, capital expenditures and special items. We define Adjusted EBITDA as Net income before Provision (benefit) for income taxes, Other income, net, Interest expenses, Depreciation and amortization and Other (gains) and charges.

	Fourth Quarter		Fiscal Year
	2024	2023	2024	2023
Net income, GAAP	$57.3	$54.2	$155.3	$102.6
Provision (benefit) for income taxes	0.7	(9.4)	9.6	(11.8)
Other income, net	—	—	(0.3)	(1.3)
Interest expenses	15.1	14.5	65.0	54.9
Depreciation and amortization	45.0	42.3	170.8	168.5
Other (gains) and charges	23.7	12.9	43.2	32.7
Adjusted EBITDA, non-GAAP	$141.8	$114.5	$443.6	$345.6

FOR ADDITIONAL INFORMATION, CONTACT:

KIM SANDERS
INVESTOR RELATIONS
investor.relations@brinker.com

MEDIA RELATIONS
media.requests@brinker.com

(800) 775-7290
3000 OLYMPUS BOULEVARD
DALLAS, TEXAS 75019